UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On June 30, 2026, Avalon GloboCare Corp., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Allen O. Cage Jr., an individual accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (i) 400 shares of the Company's Series F Convertible Preferred Stock, par value $0.0001 per share (the "Series F Preferred Stock"), having a stated value of $1,000.00 per share, and (ii) 200,000 shares of the Company's common stock, par value $0.0001 per share (the "Commitment Shares"), as additional consideration for the Investor's purchase of the Series F Preferred Stock, for an aggregate purchase price of $400,000.00. The Series F Preferred Stock is convertible into shares of the Company's common stock at a conversion price of $0.50 per share. The transactions contemplated by the Purchase Agreements closed on July 2, 2026.

The Series F Preferred Stock is subject to mandatory redemption of 25% of the then outstanding shares on each of October 1, 2026, November 1, 2026, December 1, 2026 and January 1, 2027, at a redemption price per share equal to 125% of the stated value; provided that a holder may elect to convert shares subject to mandatory redemption into common stock in accordance with the terms of the Series F Certificate of Designations (as defined below) at any time prior to the applicable mandatory redemption date. The conversion of the Series F Preferred Stock is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of common stock. The Series F Preferred Stock ranks senior to the Company's common stock and junior to any other class or series of capital stock of the Company with respect to liquidation preference.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investor. The closing of the transactions contemplated in the Purchase Agreement is expected to occur on July 2, 2026.

The securities were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the copy of the Securities Purchase Agreement, filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02 - Unregistered Sale of Equity Securities.

Reference is made to the disclosure under Item 1.01 above relating to the issuance of each of the Series F Preferred Stock and the Commitment Shares which is hereby incorporated in this Item 3.02 by reference.

The shares of Series F Preferred Stock, the shares issuable upon conversion of the Series F Preferred Stock and the Commitment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

On June 29, 2026, the Company issued 150,000 restricted shares of Common Stock to a consultant of the Company in exchange for services rendered.

On June 29, 2026, the Company issued three year options (“Options”) to purchase 400,000 shares of Common Stock pursuant to the Plan to consultants in consideration of services rendered to the Company and having an exercise price of $0.2820 per share.

On July 1, 2026, the Company issued 200,000 shares or Common Stock in consideration a waiver.

On July 2, 2026, the Company issued an aggregate 750,000 restricted shares of Common Stock to consultants of the Company in exchange for services rendered.

Reference is made to the disclosure of under Item 5.02 above relating to the issuance of the options to officers and directors which is hereby incorporated in this Item 3.02 by reference.

The securities described above have not been registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 29, 2026, the Company’s issued three-year options (the “Options”) to purchase 1,150,000 shares of the Company’s Common Stock pursuant to the 2026 Equity Plan (the “Plan”) to the following officers of the Company: (i) options to purchase 400,000 shares to Luisa Ingargiola, Chief Strategy Officer; (ii) options to purchase 400,000 shares to Meng Li:, interim Chief Executive Officer and (iii) options to purchase 350,000 shares of common stock to Brio Financial and Sam Knipper, Chief Financial Officer as consideration for services rendered and having the exercise price equal to $0.2820 per share of Common Stock.

On June 29, 2026, the Company issued Options to purchase 600,000 share of the Company’s Common Stock to its non-employee directors.in consideration of services rendered to the Company and having an exercise price of $0.2820 per share of Common Stock

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 5,000 shares of the Company's authorized preferred stock as Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock"). Of the 5,000 authorized shares, 400 shares were issued as of the original issue date. The material terms of the Series F Preferred Stock are summarized below.

Stated Value and Ranking. Each share of Series F Preferred Stock has a stated value of $1,000.00. The Series F Preferred Stock ranks (i) senior to the Company's common stock and any other class or series of capital stock hereafter created that by its terms ranks junior to the Series F Preferred Stock, and (ii) junior to any other class or series of capital stock of the Company.

Dividends. No dividends are payable on the Series F Preferred Stock, except for stock dividends or distributions for which adjustments are made to the conversion price.

Voting Rights. Holders of Series F Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law. However, for so long as any shares of Series F Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights of the Series F Preferred Stock, (b) increase the number of authorized shares of Series F Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, holders of Series F Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to 100% of the stated value per share.

Conversion Rights. Each share of Series F Preferred Stock is convertible, at the option of the holder, at any time after the Shareholder Approval is obtained, into shares of common stock at a conversion price of $0.50 per share, subject to adjustment. No fractional shares of common stock will be issued upon conversion; in lieu thereof, the Company will pay cash or round up to the next whole share, at the Company's option. The conversion of the Series F Preferred Stock is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of common stock. The Company is not required to issue any shares of common stock upon conversion of the Series F Preferred Stock until the Shareholder Approval is obtained.

Anti-Dilution Adjustments. The conversion price is subject to proportional adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications and similar events. In the event of any recapitalization, reorganization, consolidation, merger or sale of all or substantially all of the Company's assets, holders of Series F Preferred Stock will be entitled to receive, upon conversion, the same kind and amount of stock, securities or other assets or property that holders of common stock would receive in connection with such transaction.

Mandatory Redemption. The Company is required to redeem 25% of the then outstanding shares of Series F Preferred Stock on each of October 1, 2026, November 1, 2026, December 1, 2026 and January 1, 2027, at a redemption price per share equal to 125% of the stated value. A holder may elect to convert shares subject to mandatory redemption into shares of common stock at any time prior to the applicable mandatory redemption date, and any shares so converted will reduce the number of shares subject to redemption on such date on a share-for-share basis.

The foregoing description of the Series F Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Series F Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series F Convertible Preferred Stock
10.1	Securities Purchase Agreement, between the Company and Allen O Cage Jr., dated as of June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: July 2, 2026	By:	/s/ Sam Knipper
	Name:	Sam Knipper
	Title:	Chief Financial Officer

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